Exhibit 99.1

TSR, Inc. Board Decides to Pursue One or More Strategic Acquisitions

Hauppauge, NY (December 7, 2018) -- TSR, Inc. (Nasdaq: TSRI), a provider of computer programming consulting services (“TSR” or the “Company”), announced today that, after careful consideration, and based upon the unanimous recommendation of the Special Committee (the “Special Committee”) of the Company’s Board of Directors (the “Board”), the Board has decided that it is in the best interests of the Company and its stockholders to pursue one or more strategic acquisitions. Since its previously announced formation on July 9, 2018, the Special Committee has been considering and evaluating strategic alternatives to maximize stockholder value. It performed a comprehensive review and evaluation of various strategic alternatives available to the Company and has determined that the strategic acquisition of one or more businesses operating in the same business sector as TSR or a complementary business sector is in the best interests of the Company and its stockholders and has recommended that the Company begin actively pursuing potential acquisition candidates.

In connection with its strategic review, the Special Committee retained CoView Capital, Inc. (“CoView”) as its independent financial advisor and Farrell Fritz, P.C. as its independent legal advisor. Under the terms of its engagement, CoView has provided the Special Committee with an analysis of various strategic alternatives and will continue to provide customary financial advisory services to the Special Committee in connection with the Company’s pursuit of one or more strategic acquisitions. The Company has agreed to pay CoView customary fees for its services as financial advisor and to indemnify it against certain liabilities in connection with such services.

In reaching its unanimous decision to recommend to the Board that the Company pursue an acquisition strategy, the Special Committee reviewed and considered the analysis and recommendations of CoView, including a report by CoView identifying potential acquisition candidates. The Special Committee believes that acquiring a business that is a good strategic fit will expand the Company’s customer base and improve profitability, and would be in the best interests of the Company and its stockholders. The Special Committee has been authorized, with assistance from its legal and financial advisors, to begin approaching certain potential acquisition candidates, evaluating the merits of and negotiating acquisition target proposals and agreements, and taking other actions necessary to facilitate the consummation of such a transaction.

Christopher Hughes, President of the Company, said “The Special Committee and its advisors conducted a disciplined and independent strategic alternatives process to ensure the best outcome to maximize value for stockholders. The Board believes that pursuing a strategic acquisition is in the best interests of all TSR stockholders.”

The Company cautions its stockholders and others considering trading in its securities that there is no assurance that this decision will result in any acquisitions being announced or consummated. The Company does not intend to discuss or disclose further developments during this process unless and until the Board has approved a specific action that requires disclosure or otherwise determined that further disclosure is appropriate.

TSR, Inc. Board Decides to Pursue One or More Strategic Acquisitions (continued)

Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipate,” “believe,” “demonstrate,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “should,” and “will,” and similar expressions identify forward-looking statements. Such forward-looking statements are based upon the Company’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Specifically, forward-looking statements in this document may include, but are not limited to, the statements regarding TSR’s pursuit of one or more potential acquisitions and the potential impact on the Company or its profitability.

These and other forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual events to differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, the factors and matters described in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Form 10-K, Forms 10-Q and Forms 8-K, which are available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.